UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

J. ALEXANDER’S CORPORATION
(Name of Registrant as Specified in Its Charter)

PRIVET FUND LP
PRIVET FUND MANAGEMENT LLC
JCP INVESTMENT PARTNERSHIP, LP
JCP INVESTMENT PARTNERS, LP
JCP INVESTMENT HOLDINGS, LLC
JCP INVESTMENT MANAGEMENT, LLC
RYAN LEVENSON
BEN ROSENZWEIG
JAMES PAPPAS
TODD DIENER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   ☒   No fee required.
   ☐ Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

On March 7, 2012, Privet Fund LP delivered the following letter to the Chairman, President and Chief Executive Officer and the Vice President, Chief Financial Officer and Secretary of J. Alexander’s Corporation:

March 7, 2012

BY ELECTRONIC MAIL AND OVERNIGHT DELIVERY

Lonnie J. Stout II, Chairman, President and Chief Executive Officer
R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

Dear Lonnie and Greg,

On Wednesday evening of last week (February 29th), the Company’s outside counsel delivered to us a formal written request for additional information related to Privet Fund LP’s director nominations and the related securities filings that were filed with the SEC shortly thereafter. Although we believe all of the requisite information required by the Company’s bylaws is contained within our original submission (and the furnishing of these answers should not be construed as an admission to the contrary), in the spirit of cooperation and full disclosure we have decided to comply with the Company’s request. Attached to this letter you will find a copy of our responses to your inquiries.

We still find it difficult to believe that, after reviewing our nomination materials for four weeks, all of our attempts to engage in constructive dialogue have been met with referrals to outside counsel. Was obtaining the answers to these procedural questions a prerequisite to speaking with us about how to improve the Company’s operations and corporate governance? If so, we remain hopeful that proper discourse will ensue relating to our nomination of highly qualified director candidates. We continue to be willing to speak with you at your earliest convenience. Further, if you would prefer to meet in-person, all of our nominees would be willing to attend a meeting in Nashville at some point in the near future.

As an aside, we would be remiss if we did not express our disappointment and utter bewilderment with your recently announced “new shareholder rights plan”, or modified poison pill. In our line of work, we often have the opportunity to observe the genesis of board-level decisions within a multitude of complex scenarios. We never cease to be amazed at how many boards actually destroy value for those purported to be “protected” by the decision makers. In this case, whether our group planned to increase our ownership stake up to 20% or not is irrelevant. What is relevant was our right (along with the right of any shareholder) to do so. By arbitrarily placing a lower threshold on shareholders’ ownership rights, solely in response to a possible contested election, you are disenfranchising the Company’s stakeholders further. We find it completely disingenuous that this would be implemented under the guise of “guard[ing]against abusive tactics to unfairly influence the outcome of a contested election”.

1

“Abusive tactics” such as making an open-market investment in a public company and then voting those owned shares in accordance with a properly-supervised election? Simply speaking, poison pills do the exact opposite of “protect[ing] the interests of our shareholders”, as Lonnie claims in the press release. Poison pills prevent the Company’s owners from receiving full value for their shares and act to insulate and entrench management teams at the expense of shareholders. It is no wonder that this rights plan (similar to the previous one) will never be voted on. We have a feeling that shareholders do not look as kindly on being told what is in their own best interests as you presume.

Finally, we reiterate our commitment to maximizing the value of our significant economic interest in J. Alexander’s. To that end, we see little reason why so much time and value need be wasted on crafting “supplemental information requests” and poison pills rather than attempting to address mutually-agreeable solutions that will serve the best interests of all shareholders. However, if you feel compelled to continue to resist working with us, even to the ultimate detriment of the enterprise’s value, we are confident that the shareholders will not hesitate to use the annual meeting as a referendum on the Company’s leadership and strategic direction.

Best Regards,

Ryan Levenson and Ben Rosenzweig
Privet Fund Management LLC

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP (“Privet”), Privet Fund Management LLC (“Privet Management” and together with Privet, the “Privet Parties”) and the other participants named herein, intend to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of J. Alexander’s Corporation (the “Company”) at the 2012 annual meeting of shareholders.

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE PRIVET PARTIES AND THE OTHER PARTICIPANTS NAMED HEREIN FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE 2012 ANNUAL MEETING.  THE PRIVET PARTIES STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants (the “Participants”) in the proxy solicitation are anticipated to be Privet, Privet Management, Ryan Levenson, Benjamin Rosenzweig, James Pappas, Todd Diener, JCP Investment Partnership, LP (“JCP Partnership”), JCP Investment Partners, LP (“JCP Partners”), JCP Investment Holdings, LLC (“JCP Holdings”), and JCP Investment Management, LLC (“JCP Management”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Privet, Privet Management, and Ryan Levenson with the SEC on November 3, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 752,725 shares of Common Stock of the Company, consisting of the following:  (1) 521,524 shares owned directly by Privet Fund, (2) 26,357 shares owned directly by Privet Management, (3) 3,029 shares owned directly by Benjamin Rosenzweig, and (4) 201,815 shares owned directly by JCP Partnership.  Ryan Levenson and Privet Management may be deemed to beneficially own the shares of Common Stock owned directly by Privet.  Ryan Levenson may be deemed to beneficially own the shares of Common Stock owned directly by Privet Management.  As a general partner of JCP Partnership, JCP Partners may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership. As the general partner of JCP Partners, JCP Holdings may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership. As the investment manager of JCP Partnership, JCP Management may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership.  As the managing member of JCP Management and the sole Member of JCP Holdings, James Pappas may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.